Exhibit 10.34

infoUSA

                -------------------------------------------------
                                  infoUSA, Inc.
                     Master Database and Services Agreement
                              & Terms & Conditions
                -------------------------------------------------

This agreement (the "Agreement") is entered into this 31st day of July, 2002 between InfoUSA, Inc., a Delaware Corporation, with its principal place of business at 5711 South 86th Circle, Omaha, Nebraska SS127, and

(hereinafter known as "Customer")           YP.net, Inc., Yellow-Page.net,
                                            ------------------------------------
                                            Simple.net Group,
                                            ------------------------------------
                                            Telco Billing, Inc., BESI
                                            ------------------------------------

with its principal place of business at     4840 E. Jasmine Street, Suite 105.
                                            ----------------------------------
                                            Mesa. AZ 85205
                                            --------------

Phone:                                      480-325-4303
                                            ------------

The parties to this Agreement, in consideration of the mutual covenants set forth herein, agree as follows.

                                  A. DURATION
                                  -----------
This Agreement, which includes the Terms and Conditions attached hereto and incorporated by reference herein, is effective from the above date and shall remain in force for a term of three year(s) (Initial Term), unless otherwise terminated in accordance with the provisions contained herein. Following the Initial Term, the Agreement may be renewed for subsequent terms of 1 year each. As used herein, "Term" shall mean the Initial Term and any renewal term Renewal shall be automatic unless either party notifies the other of its desire not to renew at least ninety (90) days prior to the end of the then current Term; provided, however, that either party may terminate the Agreement immediately in the event the other party is in default hereunder and fails to cure such default within forty-five (45) days of written notice from the other party specifying the nature of such default.

                                   B. PURPOSE
                                   ----------
Customer shall have use of the Licensed Data for marketing to prospects. The Licensed Data may be used for direct marketing activities, database marketing, telemarketing, market analysis, or for any other permitted use as described
below. The Licensed Data is for: (check one)       single use/X multiple use. If
                                             -----            -
Customer has multiple subsidiaries and divisions, the use of the Licensed Data will be limited to me entity or division executing this Agreement. Upon completion of the authorized use of the Licensed Data, Customer shall delete all Licensed Data from its database and files, and return all copies of the Licensed Data to infoUSA and cease any and all use of the Licensed Data.
Other permitted use: None
                     ----

                                C. LICENSED DATA
                                ----------------
infoUSA shall provide to Customer the Licensed Data as specified in Appendix B attached hereto and incorporated herein by reference.

                                    D. PRICE
                                    --------
For the use of infoUSA's Licensed Data, Customer agrees to pay infoUSA a license fee as set forth below, plus state sales tax and shipping charges:

     First Year Fee           $65.000.00
                               ---------

     Each Subsequent Year     $65,000.00
                               ---------

Other fee arrangement


The fee shall be due upon receipt of infoUSA's invoice.
                                  E. OWNERSHIP
                                  ------------
infoUSA is the sole owner, copyright holder, or a licensed distributor of all data covered in this Agreement. Customer acknowledges that ownership in and to the data licensed under this Agreement remains with infoUSA and that Customer has no rights of use, ownership, distribution, or transmittal outside the purposes described in this Agreement. All displays of infoUSA data in print or electronic media must carry infoUSA's copyright notice as follows: "Data provided by infoUSA, Omaha, NE, Copyright (c)2001, All Rights Reserved,"

                      F. Affirmative Covenants of Licensee.
                      -------------------------------------
During the Term, Licensee agrees to each of the following (with the more restrictive applying in the event of a conflict):

(i) Store the Database in its original form at its primary place of business, and, upon prior written notice to Licensor, such other places consistent with this Agreement and not make or permit to be made any other copies of the Database; provided, however, at each location where the Database is properly stored, one copy of the Database may be made for back-up purposes; and provided, further, that upon prior written notice to Licensor setting forth in reasonable detail the reasons for additional copies, such additional copies may be made;


InfoUSA, Inc. Master Database and Services Agreement
To be used for all data orders of $10,000 or more
Revised 2/8/02                    Page 1 of 5

InfoUSA


(ii) Use the Database in compliance with (a) all federal, state and local laws, statutes, rules, regulations and ordinances including, without limitation, the FCRA, (b) all applicable privacy and data protection laws, rules and regulations, (c) all regulations, rules and policies adopted by Licensor, and
(d) all regulations, rules and policies published by associations or groups in which Licensor is or becomes a member and to which regulations, rules and policies Licensor adheres; provided, however, that Licensor shall provide Licensee with copies of any such regulations, rules and policies and such regulations currently available and that are published in the future;

(iii) Require that all marketing efforts, solicitations, advertising copy and other communications derived either in whole or in part from the Database
(a) not contain any reference to any selection criteria or presumed knowledge concerning the intended recipient of such solicitation or the source of such recipient's name and address, (b) be designed such that the recipient of such communication cannot determine that state title or registration information was used as an information source; and (c) be in good taste in accordance with generally recognized standards of high integrity;

(iv) Restrict its Customers from using telephone numbers or vehicle identification in any telemarketing script or in the address, envelope or body of a letter, solicitation, advertisement or the like that is used in a direct marketing program;

(v) Use information derived either in whole or in part from the Database solely for its own marketing programs, decision support purposes or information services for the purposes set forth in Appendix B;

(vi) Adhere to the restrictions regarding promotional mailings set forth in Appendix C.

(vii)      Adhere to the Confidentiality Statement set forth in Appendix A.

                       G. Negative Covenants of Licensee.
                       ----------------------------------
During the Term, Licensee agrees not to:

(i) make the Database or any portion thereof available in an on-line environment except by an appropriately secured and encrypted bulletin board service, tape-to-tape batch transmission, or remote job entry;

(ii) Use the Database, either in whole or in part, as a factor in (a) establishing an individual's eligibility for credit or insurance, (b) connection with underwriting individual insurance; (c) evaluating an individual for employment or promotions, reassignment or retention as an employee, (d) in connection with a determination of an individual's eligibility for a license or other benefit granted by a governmental authority; or (e) in any other manner in which the usage of the Database or any information contained therein would cause such information to the construed as a Consumer Report by any regulatory authority having jurisdiction over Licensor, Licensee or the Database.

H. Notices
----------
Notices to either party to this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail to the below listed addresses. Invoices shall oe sent to the Customer by first class mail.

infoUSA                                   Customer
Attn: Corporate Counsel                   Attention: Y.P. Net, Inc.
                                                     Don Reiss
S711 South 86th Circle                              ----------------------------
Omaha, NE 63127                           Address:   4840 E Jasmine #110
                                                  ------------------------------
                                                     Mesa, Arizona  85205
                                                  ------------------------------

Appendix es Attached;

Appendix A:     Confidentiality Statement (NDA)

Appendix B:     Business Data

Appendix C:     Services Agreement

Appendix D:     infoUSA Proposal




InfoUSA, inc. Master Database and Services Agreement
To be used for all data orders of $10,000 or more
Revised 2/8/02                    Page 2 of 5

InfoUSA


                              TERMS AND CONDITIONS
I. LICENSE
     infoUSA hereby grants and Customer hereby accepts a nontransferable and non-exclusive License to use the Licensed Data and updates thereto as more particularly described in the Agreement attached hereto. The Agreement and these Terms and Conditions are collectively referred to herein as the "Agreement".

II. DATABASE
     1. infoUSA shall provide to the Customer a tape or other medium, as agreed, containing the Licensed Data for Customer's use during the term of the Agreement.

     2.      infoUSA shall ship the Licensed Data to the Customer within ten
(10) days of receipt of this executed Agreement. Shipment shall be to Customer's address as described in the Agreement or such other address as Customer may provide in writing to infoUSA.

     3. Customer shall have use of the Licensed Data for only the purpose described in the Agreement.
     4. Customer shall not use the Licensed Data to create, modify, and or update lists, directories, or compilations of any kind in any medium, that will be sold, exchanged, transmitted or provided, whether or not for value, to any person not employed by the Customer except as specified in the Agreement. Further, the Customer shall not assign, sublicense, transfer or otherwise encumber or dispose of any interest in the Licensed Data or the Agreement.
     5. Customer agrees that it shall take appropriate action with its employees, by agreement or otherwise, to satisfy its obligations with respect to the use of the Licensed Data, to protect infoUSA's copyrights and the restrictions imposed by the Agreement. The restrictions contained within the Agreement shall survive for a period of three years after the termination of this Agreement.
III. PAYMENT
     1. For the use of the Licensed Data, Customer agrees to pay infoUSA a fee as detailed in the Agreement. Customer also shall pay any shipping or other charges incurred by infoUSA on the Customer's behalf, including, but not limited to. all taxes of any kind levied by any federal, state or municipal government or governmental agency that infoUSA is required to pay as a result of this Agreement. The Customer shall specifically exclude infoUSA's income taxes from this liability.
     2. infoUSA shall send Customer an invoice for payments and other charges due and owing to infoUSA. Customer agrees to pay the invoice in full upon receipt of the invoice. If payment is not received within thirty days Customer shall be charged a one and one-half percent interest rate per month, for a total of eighteen percent per annum, on the outstanding balance. Non-payment of fees or other charges due infoUSA may at infoUSA's sole option be considered a breach of this Agreement and shall excuse further performance by infoUSA.
IV. WARRANTY
     1. The infoUSA database is licensed on an "AS IS" basis without guarantee. infoUSA does not guarantee that the infoUSA database will meet the Customer's requirements; that ii will operate in the combinations, or in the equipment, selected by the Customer; or that its operation will be error-free or without interruption.
     2. EXCEPT AS STATED HEREIN, infoUSA MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.
     3. infoUSA shall not be liable for consequential or incidental damages, or for any lost profits, or any claim or demand of a similar nature or kind, whether asserted by Customer against InfoUSA or against infoUSA by any other party, even if infoUSA has been .advised of the possibility of such damages. In no event shall infoUSA's entire aggregate liability for damages exceed the amount paid, to infoUSA by Customer under this Agreement
V. GOVERNING LAW
     This agreement is entered into in the State of Nebraska and its provisions shall be construed in accordance with the laws of Nebraska without regard to Nebraska's conflicts of laws principles. Further, in the event a dispute arises between infoUSA and the Customer regarding the terms or performance of this Agreement, the parties consent to the exclusive jurisdiction of the Nebraska courts.
VI. SEVERABILITY
     1. It is understood and agreed by infoUSA and the Customer that if any part, term or provision of the Agreement is construed by a court of competent jurisdiction to be invalid, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of InfoUSA and the Customer shall be construed and enforced as if the Agreement did not contain the particular part, term or provision determined to be invalid.
VII. EXCUSE OF PERFORMANCE
This Agreement is subject to and contingent upon force majeure and other delays outside the control of infoUSA. If delivery of the Licensed Data is prevented by any cause of force majeure, infoUSA shall not be liable for damages, consequential or otherwise, that the Customer may suffer.
VIII. MODIFICATION
     1. This Agreement contains the entire Agreement between infoUSA and the Customer. No statements, promises or inducements made by either infoUSA or Customer shall be valid or binding upon either party.
     2    This Agreement may not be modified, altered or enlarged except in writing and signed by infoUSA and the Customer.

IX. BREACH
     1. In the event the Customer shall fail to make any payment to infoUSA within sixty days of its due date, or shall breach any of the terms or conditions or provisions of this Agreement. InfoUSA. at its sole discretion and in addition to any of its other rights at law or equity, may either terminate this Agreement or may seek specific performance.
     2. If infoUSA initiates a lawsuit to enforce its rights under this Agreement, the Customer agrees to pay infoUSA's attorney's fees and costs, if infoUSA prevails.
X. PROCESSOR AGREEMENT
The infoUSA database may be furnished to an outside or other third-party processor, only after (i) InfoUSA. has received infoUSA's Third Party Information Processor Agreement, duly executed by the third party processor; and
(ii) infoUSA has given written authorization to Customer to allow processor access to the infoUSA database for Customer's processing, subject to all terms, conditions, limitations and restrictions in the Agreement.
XI. DISTRIBUTION APPROVAL
infoUSA reserves the right to require Customer to secure InfoUSA's advance approval of any materials that Customer proposes to mail or otherwise distribute to any names or addresses provided by infoUSA.
XII. CUSTOMER RESPONSIBILITIES
     1. infoUSA Inc./InfoUSA Marketing, Inc. and all of their affiliated companies (hereinafter the "Company") will provide the product/services as requested by Customer as shown below. Customer will have 4 days after receipt of the product/services provided by the Company to inspect the product/services and notify the Company of any problems or mistakes. If the Company has made a mistake, then the Company will correct the mistake at no additional charge. In any case, the Company's liability shall be limited to the amount paid to the Company by Customer. If Customer does not inform the Company within 14 days of receipt of product/services that there is a problem or mistake, both parties agree that the product/services are accepted. After the 14-day period has elapsed. the Company will not have any liability whatsoever to Customer.
     2. Customer will provide testimonials and Company may reference Customer directly or indirectly in any of its publicity or marketing materials XIII. NON-SOLICITATION The parties agree that during the term of the agreement, neither will directly or indirectly initiate communications with an employee of the other relating to possible employment with such party. This paragraph shall not prohibit either party from hiring employees of the other who themselves initiate communications relating to possible employment.
3.   XII. NON-SOLICITATION
     The parties agree that during the term of the agreement, neither will directly or indirectly initiate communications with an employee of the other relating to possible employment with such party. This paragraph shall not prohibit either party from hiring employees of the other who themselves initiate communications relating to possible employment.

AUTHORIZED SIGNATURES
Each signatory to this Agreement represents and warrants that he or she has the authority to execute this Agreement on behalf of his or her party

infoUSA  (must be Level 9 or higher)

Authorized Signature  /s/ Drew Lundgren
                    ------------------------------

Printed Name Title  Drew Lundgren, VP. MID MARKETS
                    ------------------------------

Dated:      8/12/02
       -------------------------------------------

CUSTOMER:

Authorized Signature  /s/ Angelo Tullo
                    ------------------------------

Printed Name Title  Angelo Tullo, President
                    ------------------------------

Dated:      7/31/02
       -------------------------------------------




InfoUSA, inc. Master Database and Services Agreement
To be used for all data orders of $10,000 or more
Revised 2/8/02                    Page 3 of 5

                                    APPENDIX A
                                    ----------
                        CONFIDENTIALITY STATEMENT (NDA)

CONFIDENTIALITY. During die Term, and for a period of two years thereafter, each
----------------
party shall:

(i) limit access to any Confidential Information of the other party received by it to its employees who have a need-to-know in connection with the performance of such party's duties and obligations under this Agreement;

(ii) advise its employees having access 1o the Con fi dim hi I Information of the other party of the proprietary nature thereof and of ili; obligations set forth in this Agreement;

(iii) safeguard all Confidential Information of the other party received by it using a reasonable degree of cane, but not less than that degree of core used by it in safeguarding its own similar information or material

(iv) Not disclose any Confidential Information of the other party received by it to third parties otherwise than in conformity with the provisions of this Agreement;

(v) not disclose the terms and conditions of this Agreement to any third party; and

(vi) be responsible for any breath of the terms hereunder by the party or any person who receives any Confidential Information from such party. Nothing in the foregoing shall limit Licensor or Licensee use of the Database consistent with this Agreement. As used in this Agreement, the term "Confidential Information" means

(a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited Iii, products, planning information, marketing strategies, plans, finance, operations, customer relationships, customer profiles, sales estimates, business plans, the Database, the data elements contained in the database or (lie configuration thereof and internal performance results relating to the past, present or future business activities of the parties, their respective parent corporations, their respective subsidiaries and affiliated companies and the customers, clients and supplier of any of die foregoing;

(b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords either party a competitive advantage over its competitors; and

(c) all confidential or proprietary concepts, documentation, reports, data, specifications, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, computer software, source code, object code, flow charts, databases, inventions, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

The term "Confidential Information" shall not include information that:

(I) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the party receiving such Confidential Information;

(II) was lawfully received by the recipient party from a third party free of any contractual or fiduciary obligation of confidence to the non-disclosing party in connection with such Confidential Information;

(III) was already known or in Ihe possession of the recipient party prior to receipt thereof from the disclosing party, as evidenced by such party's written records;

(IV) is required to be publicly disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, without limitation, giving the disclosing party as much advance notice of the possibility of such disclosure as practical so that such disclosing parly may attempt to stop such disclosure or obtain a protective order concerning such disclosure;

(V) is filed with any governmental or regulatory authority and available to the public; or

(VI) is subsequently and independently developed by employees, consultants or agents of the recipient party without reference to the Confidential Information disclosed under this Agreement,

The parties agree that money damages would not be a sufficient remedy for breach of the obligations of confidentiality set forth in this Section 12. Accordingly, in addition to all other remedies that either party may have in law or in equity, each such party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the confidentiality by the other party.

                                                Customer initials ______________
                                                infoUSA initials _______________


Donnelley Marketing Inc. Master Database and Services Agreement To be used for all data orders oft 10,000 or more
Revised 2/8/02                    Page 5 of5

                                   APPENDIX B
                                   ----------
                  BUSINESS DATABASE SELECTION & OUTPUT Format

1.     Database SELECTION CRITERIA:     Full US Business Database, one record
                                        -------------------------------------
                                        per location
                                        ------------


2.     GEOGRAPHY: X Total USA           Total      Other
                  -                           ----

3.     Update Frequency: Quarterly
                         ---------

4.     OUTPUT:    Tape     Cartridge    X CD-ROM     Diskette     Other
               ---     ---              -        ---          ---       ---

               X ASCII     EBCDIC     FTP     E-Mail      DLT     Format
               -       ---        --------------------------- ---
5. DATA ELEMENTS - The Licensed Data shall include the following data elements, where available (cheek one):


     278  LAYOUT  (PARTIAL  DATABASE)
----
ABI Number                  Headquarters/Branch Code      Secondary SIC Code #3
Ad Size Code                Individual/Firm Code          Secondary SIC Code #4
Address                     Industry Specific Code        Selected SIC Code
Area Code & Phone Number    Key Code                      Slate Abbreviation
Business Name               Last Name                     State Numeric Code
Carrier Route Code          Location Employee Size Code   Subsidiary Parent Number
City                        Location Output/Sales Code    Telephone Number(excluding SIC
Contact Name/Title Address  Office Size Code              80)
County Numeric Code         Population Code               Title Code
Date Added to Database      Primary SIC Code              Ultimate Parent Number
Fax Number                  Production Date (MMDDYY)      Year of First Appearance
First Name                  Professional Title            Zip Code
Franchise/Specialty         Secondary SIC Code #1         Zip+4 Code
Gender Code                 Secondary SIC Code #2


     .  378  LAYOUT  (THE  278  DATA  ELEMENTS,  PLUS  THE  FOLLOWING)
-----
Credit Code                   Secondary City       Total Employee Size Code
Delivery Point Bar Code       Secondary State      Total No. Employees (Actual)
Number of Employees (Actual)  Secondary Zip Code   Total Output/Sales Code
Public Co. Indicator          Slock Exchange Code
Secondary Address             Slock Ticker Symbol


ADDITIONAL DATA ELEMENTS: (LIST)

OUTPUT SHALL INCLUDE: COMPANY NAME, FULL ADDRESS. PHONE NUMBER, FAX NUMBER. SIC
-------------------------------------------------------------------------------
CODES WITH FULL DESCRIPTIONS FUN TO 4 PER RECORD), GEO CODES AND ABI NUMBER.
---------------------------------------------------------------------------

                                                         Customer initials
                                                                           -----
                                                         (infoUSA initials
                                                                           -----




Donnelley Marketing Inc. Master Database and Services Agreement
To be used for all data orders of $10,000 or more
Revised 2/8/02                    Page 5 of 5